Exhibit 5.2

[Letterhead of Potter, Anderson & Corroon LLP]

September 10, 2020

PVH Corp.

200 Madison Avenue

New York, New York 10016

RE:	PVH Corp.—Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as Delaware counsel for PVH Corp., a Delaware corporation (the "Company"), in connection with that certain Registration Statement on Form S-4 relating to the offer to exchange the exchange notes (as defined therein, the “Exchange Notes”) for the old notes (as defined therein), as proposed to be filed by the Company with the Securities and Exchange Commission on or about the date hereof (the “Registration Statement”). This opinion is being provided to you at your request.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies or forms otherwise proved to our satisfaction, of the following:

(a)            the Certificate of Incorporation of the Company as filed with the office of the Secretary of State of the State of Delaware (the "Delaware Secretary of State") on April 8, 1976, as amended, corrected, and supplemented prior to June 20, 2019.

(b)            the Amended and Restated Certificate of Incorporation of the Company as filed with the Delaware Secretary of State on June 20, 2019 (the "Charter");

(c)            the By-Laws of the Company dated as of June 20, 2019 (the "By-Laws");

(d)            certain resolutions of the Board of Directors of the Company adopted on June 18, 2020 (the "Resolutions");

(e)            a certificate of the secretary of the Company dated as of July 10, 2020, and a certificate of the secretary of the Company dated on or about the date hereof, in each case certifying as to the By-Laws and Resolutions and as to the incumbency of certain officers of the Company (collectively, the “Officer’s Certificate”);

(f)            the Indenture, dated as of July 10, 2020 (the "Indenture"), between the Company and U.S. Bank National Association, as trustee;

PVH Corp.

September 10, 2020

(g)            the form of the Exchange Notes to be issued by the Company pursuant to the Indenture on the date hereof;

(h)            the Registration Rights Agreement, dated as of July 10, 2020 (the "Registration Rights Agreement"), between the Company and Barclays Capital Inc., as representative of the several Initial Purchasers named in Schedule I to the Purchase Agreement (as defined therein);

(i)            the Registration Statement; and

(j)            a certificate of good standing for the Company issued by the Delaware Secretary of State on or about the date hereof.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (j) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (j) above) that is referred to in or incorporated by reference into any document reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein, and the additional matters recited or assumed herein, all of which we have assumed to be true, complete, and accurate in all material respects.

With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies or drafts conform to the originals of those documents.

For purposes of this opinion, we have assumed (i) the legal capacity of all natural persons who are signatories to the documents examined by us, (ii) except to the extent set forth in opinion paragraph 1 below, the due organization or due formation, as the case may be, and valid existence and good standing of each party to the documents examined by us, (iii) except to the extent set forth in opinion paragraph 2 below, that each party to the documents examined by us has all necessary power and authority to enter into and deliver such documents and to perform its respective obligations thereunder, (iv) except to the extent set forth in opinion paragraph 3 below, the due authorization, execution, and delivery by all parties thereto of all documents examined by us, a. that the documents examined by us set forth the entire understanding among the parties thereto with respect to the subject matter thereof, are in full force and effect, and have not been amended, revoked, or modified (except as herein referenced), and b. that each of the Indenture, the Registration Rights Agreement, and the Exchange Notes, when duly executed and delivered by the parties thereto, shall constitute the legal, valid, and binding agreement of the parties thereto and shall be enforceable against each of the parties thereto in accordance with its terms.

PVH Corp.

September 10, 2020

This opinion is limited to the laws of the State of Delaware (excluding tax, insurance, antitrust, emergency, securities and blue sky laws of the State of Delaware and rules, regulations, orders and decisions related thereto), and we have not considered and express no opinion on the laws of any other jurisdiction, including, without limitation, federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations, and orders thereunder that are currently in effect. Our opinions are rendered only as of the date hereof, and we expressly disclaim any obligation to update such opinions with regard to changes in law or events occurring after the date hereof. We have not participated in the preparation of the Registration Statement or any other offering material relating to the Company, and we assume no responsibility for the contents of any such material.

Based upon the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that, under Delaware law:

1.            The Company has been duly incorporated and is validly existing in good standing as a corporation under the General Corporation Law of the State of Delaware (the "DGCL").

2.            Under the DGCL, the Charter and the By-Laws, the Company has all necessary corporate power and authority to execute and deliver, and to perform its obligations under, the Registration Rights Agreement and the Indenture, including the power and authority to issue the Exchange Notes.

3.            The Company (a) has taken all necessary corporate action to authorize the execution and delivery of, and the performance of its obligations under, the Registration Rights Agreement and the Indenture, including the issuance of the Exchange Notes, and (b) has duly executed and delivered the Registration Rights Agreement, the Indenture and, when executed and delivered by an officer (as listed on Annex D of the Officer's Certificate) by or on behalf of the Company, the Exchange Notes.

4.            The execution and delivery by the Company of each of the Registration Rights Agreement and the Indenture, and the performance of its obligations thereunder, including the issuance of the Exchange Notes, do not (a) result in a breach or violation of the Charter or By-Laws, (b) violate the laws of the State of Delaware applicable to the Company, or (c) require any consents (other than the Resolutions) under the DGCL.

The opinions in this letter are subject to the following assumptions, qualifications, limitations and exceptions, in addition to those above:

We express no opinion (a) as to the Uniform Commercial Code or as to whether any filings may be required thereunder in connection with any of the documents examined by us (including, without limitation, the Indenture), (b) as to any person’s or entity’s ownership of, title to, or interests in any property, or (c) as to any document that is referred to or incorporated by reference into any document reviewed by us. Our opinion in paragraph 3(b) regarding delivery is based solely on the Officer's Certificate.

PVH Corp.

September 10, 2020

In connection with the foregoing, we hereby consent to your reliance upon this opinion as to matters of Delaware law. We also consent to the reliance upon this opinion as to matters of Delaware law of Wachtell, Lipton, Rosen & Katz ("Wachtell") in connection with any opinions rendered by Wachtell on or about the date hereof in connection with the Registration Agreement and the Indenture and the transactions contemplated thereby. Without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose. Furthermore, we consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters”. In giving the foregoing consent, we do not thereby admit that we come within the category of persons or entities whose consent is required under Section 7 and the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
/s/ Potter, Anderson & Corroon LLP

TAM/MPM